Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 19, 2007, for the year ended December 31, 2006 relating to the consolidated balance sheet of Health Benefits Direct, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005.

Boca Raton, Florida April 9, 2007	/s/ Sherb & Co., LLP Certified Public Accountants